EXHIBIT 24(a)

POWER OF ATTORNEY

THE SHERWIN-WILLIAMS COMPANY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and/or officers of The Sherwin-Williams Company, an Ohio corporation (the “Company”), hereby constitutes and appoints each of John G. Morikis, Sean P. Hennessy and Catherine M. Kilbane, with full power of substitution and resubstitution, as the true and lawful attorney-in-fact or attorneys-in-fact of the undersigned to execute and file with the Securities and Exchange Commission under the Securities Exchange Act of 1934 the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, with any and all amendments, supplements and exhibits thereto, and any and all other documents in connection therewith, with full power and authority to do and perform any and all acts and things necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the undersigned, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and approving all that said attorneys-in-fact or any of them and any substitute therefor may lawfully do or cause to be done by virtue thereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Executed as of this 17th day of February, 2016.

Signature	Title

/s/ John G. Morikis	President and Chief Executive Officer, Director (Principal Executive Officer)
John G. Morikis

/s/ Christopher M. Connor	Executive Chairman, Director
Christopher M. Connor

/s/ Sean P. Hennessy	Senior Vice President – Finance and Chief Financial Officer (Principal Financial Officer)
Sean P. Hennessy

/s/ Allen J. Mistysyn	Senior Vice President – Corporate Controller (Principal Accounting Officer)
Allen J. Mistysyn

/s/ Arthur F. Anton	Director
Arthur F. Anton

/s/ David F. Hodnik	Director
David F. Hodnik

/s/ Thomas G. Kadien	Director
Thomas G. Kadien

/s/ Richard J. Kramer	Director
Richard J. Kramer

/s/ Susan J. Kropf	Director
Susan J. Kropf

/s/ Christine A. Poon	Director
Christine A. Poon

/s/ Richard K. Smucker	Director
Richard K. Smucker

/s/ John M. Stropki	Director
John M. Stropki

/s/ Matthew Thornton III	Director
Matthew Thornton III

/s/ Steven H. Wunning	Director
Steven H. Wunning